Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

Fourth Quarter Highlights:

•GAAP net income of $0.07 per diluted common share
•Distributable earnings1 of $0.19, or $0.22 per diluted common share, excluding $5.1 million of net realized losses from the resolution of certain legacy assets previously reserved for
•Declares cash dividend on common stock of $0.30 per share
•Agency loan originations of $1.63 billion
•Structured loan originations of $1.10 billion, our strongest quarter in over three years
•Issued $400.0 million of 8.50% senior unsecured notes due 2028
•Unwound CLO 16 with $482.1 million of outstanding notes generating ~$90 million of liquidity
•Foreclosed on six loans totaling $139.0 million and sold three real estate owned properties totaling $77.6 million
•Repurchased $20.0 million of stock at an average price of $7.40 per share, or 64% of book value, between December 2025 and February 2026
Full Year Highlights:

•GAAP net income of $0.56 per diluted common share
•Distributable earnings1 of $1.07, or $1.17 per diluted common share, excluding $22.6 million of net realized losses from the resolution of certain legacy assets previously reserved for
•Agency servicing portfolio of ~$36.20 billion on growth of 8% from loan originations of $5.07 billion
•Structured portfolio of $12.11 billion on growth of 7% from loan originations of $3.52 billion
•Recognized significant cash gains totaling $56.0 million from an equity investment
•Continued success from our industry-leading securitization platform:
◦Closed our first build-to-rent collateralized securitization vehicle totaling $801.9 million with improved terms over our warehouse lines
◦Closed a $1.05 billion collateralized securitization vehicle with initial pricing of 1.82% over SOFR and leverage of 89%
•Generated significant liquidity through improvements to the right side of our balance sheet:
◦Issued $900.0 million of senior unsecured notes to repay $557.5 million of unsecured debt and add ~$340 million of liquidity

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 2

◦Unwound three CLO vehicles, financing assets with a new $1.15 billion repurchase facility and existing lines, enhancing leverage, reducing pricing and generating ~$170 million of liquidity

Uniondale, NY, February 27, 2026 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter ended December 31, 2025. Arbor reported net income for the quarter of $14.6 million, or $0.07 per diluted common share, compared to net income of $59.8 million, or $0.32 per diluted common share for the quarter ended December 31, 2024. Net income for the year was $107.4 million, or $0.56 per diluted common share, compared to $223.3 million, or $1.18 per diluted common share for the year ended December 31, 2024. Distributable earnings for the quarter was $41.2 million, or $0.19 per diluted common share, compared to $81.6 million, or $0.40 per diluted common share for the quarter ended December 31, 2024. Distributable earnings for the year was $223.6 million, or $1.07 per diluted common share, compared to $358.0 million, or $1.74 per diluted common share for the year ended December 31, 2024.1
Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Fannie Mae	$1,068,889	$872,753	$2,982,659	$2,374,040
Freddie Mac	493,294	1,103,120	1,924,773	1,770,976
FHA	62,104	—	78,145	146,507
SFR - Fixed Rate	3,857	7,242	43,762	27,314
Private Label	—	—	44,925	151,936
Total Originations	$1,628,144	$1,983,115	$5,074,264	$4,470,773

Total Loan Sales	$1,539,801	$2,026,815	$5,104,490	$4,609,686

Total Loan Commitments	$1,602,180	$2,003,538	$5,103,885	$4,443,972
For the quarter ended December 31, 2025, the Agency Business generated revenues of $81.0 million, compared to $81.1 million for the third quarter of 2025. Gain on sales, including fee-based services, net on the Agency business was $20.9 million for the quarter, reflecting a margin of 1.36%, compared to $23.3 million and 1.15% for the third quarter of 2025. Income from mortgage servicing rights was $19.9 million for the quarter, reflecting a rate of 1.24% as a percentage of loan commitments, compared to $15.5 million and 0.78% for the third quarter of 2025.
At December 31, 2025, loans held-for-sale was $409.1 million, with financing associated with these loans totaling $390.4 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 3

Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $36.20 billion at December 31, 2025. Servicing revenue, net was $26.9 million for the quarter and consisted of servicing revenue of $45.1 million, net of amortization of mortgage servicing rights totaling $18.2 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	December 31, 2025			September 30, 2025			December 31, 2024
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$24,085,960	44.7	5.5	$23,468,256	45.3	5.7	$22,730,056	46.4	6.4
Freddie Mac	7,455,088	18.3	5.9	7,090,516	19.1	6.2	6,077,020	21.5	6.8
Private Label	2,558,048	18.7	4.5	2,561,736	18.7	4.8	2,605,980	18.7	5.5
FHA	1,549,483	13.9	19.1	1,492,536	14.0	19.1	1,506,948	14.1	19.2
Bridge	277,738	10.4	2.2	277,935	10.4	2.3	278,494	10.4	3.0
SFR-Fixed Rate	277,490	20.0	4.0	279,650	20.0	4.1	271,859	20.1	4.4
Total	$36,203,807	35.6	6.1	$35,170,629	36.2	6.3	$33,470,357	37.8	6.9
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $35.7 million for the fair value of the guarantee obligation undertaken at December 31, 2025. The Company recorded a $9.7 million net provision for loss sharing associated with CECL for the fourth quarter of 2025. At December 31, 2025, the Company’s total CECL allowance for loss-sharing obligations was $61.9 million, representing 0.26% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 4

Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended				Year Ended
	December 31, 2025		September 30, 2025		December 31, 2025		December 31, 2024
	UPB	%	UPB	%	UPB	%	UPB	%
Bridge:
SFR	$668,059	61%	$391,768	41%	$1,947,107	55%	$869,141	61%
Multifamily	336,945	30%	375,950	39%	1,183,945	34%	444,635	31%
Land	—	—	—	—	—	—	10,350	1%
	1,005,004	91%	767,718	80%	3,131,052	89%	1,324,126	93%

Construction - Multifamily	61,206	6%	87,742	9%	242,844	7%	4,368	—
Mezzanine / Preferred Equity	36,922	3%	101,281	11%	149,642	4%	97,305	7%
Total Originations	$1,103,132	100%	$956,741	100%	$3,523,538	100%	$1,425,799	100%

Number of Loans Originated	29		30		98		170

Commitments:
SFR	$245,750		$25,300		$665,834		$1,438,841
Construction - Multifamily	62,000		143,500		470,500		101,000
Total Commitments	$307,750		$168,800		$1,136,334		$1,539,841

Loan Runoff	$537,519		$734,209		$2,213,378		$2,691,583

	Structured Portfolio ($ in thousands)
	December 31, 2025		September 30, 2025		December 31, 2024
	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$8,143,114	67%	$8,109,058	69%	$8,725,429	76%
SFR	3,184,910	26%	2,766,284	24%	1,993,890	18%
Other	43,734	<1%	164,505	1%	173,787	2%
	11,371,758	94%	11,039,847	94%	10,893,106	96%

Mezzanine/Preferred Equity	492,330	4%	481,102	4%	404,401	3%
Construction - Multifamily	249,019	2%	187,813	2%	4,367	<1%
SFR Permanent	—	—	—	—	3,082	<1%
Total Portfolio	$12,113,107	100%	$11,708,762	100%	$11,304,956	100%
At December 31, 2025, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $12.11 billion, with a weighted average current interest pay rate of 6.49%, compared to $11.71 billion and 6.64% at September 30, 2025. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.08% at December 31, 2025, compared to 7.27% at September 30, 2025. The decrease in pay rate was largely due to an decrease in the SOFR rate in the fourth quarter of 2025.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 5

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2025, excluding loan loss reserves, was $11.84 billion with a weighted average yield of 7.38%, compared to $11.76 billion and 6.95% for the third quarter of 2025. The increase in the weighted average yield was primarily due to an $18 million one-time reversal of accrued interest on previously modified loans, along with additional delinquencies and rate modifications, in the third quarter of 2025, partially offset by a decrease in the SOFR rate in the fourth quarter of 2025.
During the fourth quarter of 2025, the Company recorded a $6.5 million reversal of provision for loan losses associated with CECL. At December 31, 2025, the Company’s total allowance for loan losses was $146.0 million, compared to $246.3 million at September 30, 2025. The decrease in the allowance was primarily due to the resolution of a portfolio of legacy loans with a total UPB of $127.9 million and a previously recorded reserve of $77.9 million, resulting in a $68.9 million charge-off and a $9.0 million provision reversal. In addition, the Company recorded $20.5 million of impairments on real estate owned with a carry value of $158.2 million.
The Company had twenty-six non-performing loans with a UPB of $569.1 million, before related loan loss reserves of $10.2 million, compared to twenty-five loans with a UPB of $566.1 million, before loan loss reserves of $22.9 million at September 30, 2025.
In addition, at December 31, 2025, the Company had three non-accrual loans with a UPB of $48.3 million (before a related loan loss reserves of $10.7 million) that were less than 60 days past due, compared to eight non-accrual loans with a total UPB of $183.1 million (before related loan loss reserves of $15.3 million) at September 30, 2025.
During the fourth quarter of 2025, the Company modified seven loans to borrowers experiencing financial difficulty with a total UPB of $251.1 million, the vast majority of which had borrowers investing additional capital to recapitalize their deals. Five of these loans with a total UPB of $131.2 million contained interest rates based on pricing over SOFR ranging from 3.35% to 4.15% and were modified to provide temporary rate relief through a pay and accrual feature. At December 31, 2025, these modified loans had a weighted average pay rate of 5.52% and a weighted average accrual rate of 1.69%. In addition, of the total modified loans for the fourth quarter, one loan with a UPB of $12.0 million was non-performing at September 30, 2025, and is now current in accordance with its modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2025 was $10.46 billion with a weighted average interest rate including fees of 6.45% as compared to $9.49 billion and a rate of 6.72% at September 30, 2025. The decrease in the weighted average interest rate was primarily due to a decline in the SOFR rate during the fourth quarter of 2025.
The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2025 was $10.09 billion, as compared to $9.96 billion for the third quarter of 2025. The average cost of borrowings for the fourth quarter of 2025 was 6.81%, compared to 7.02% for the third quarter of 2025. The decrease in average cost was primarily due to an decrease in the SOFR rate in the fourth quarter of 2025.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 6

The Company issued $400 million of its 8.50% senior unsecured notes due December 2028 through a private offering. The Company is using the net proceeds of this offering to pay down debt and for general corporate purposes.
Dividend
The Company announced today that its Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended December 31, 2025. The dividend is payable on March 24, 2026 to common stockholders of record on March 10, 2026.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 267-6316 for domestic callers and (203) 518-9783 for international callers. Please use participant passcode ABRQ425 when prompted by the operator.
A telephonic replay of the call will be available until March 6, 2026. The replay dial-in numbers are (800) 839-1192 for domestic callers and (402) 220-0402 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 7

forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Interest income	$236,011	$262,871	$940,008	$1,167,872
Interest expense	180,272	180,002	701,836	804,615
Net interest income	55,739	82,869	238,172	363,257
Other revenue:
Gain on sales, including fee-based services, net	20,891	22,180	70,669	74,932
Mortgage servicing rights	19,933	13,344	54,532	51,272
Servicing revenue, net	26,925	33,319	109,617	125,896
Property operating income	7,319	2,705	21,347	7,226
(Loss) gain on derivative instruments, net	(155)	(3,833)	1,259	(8,543)
Other income, net	2,743	1,129	14,801	8,083
Total other revenue	77,656	68,844	272,225	258,866
Other expenses:
Employee compensation and benefits	42,759	46,283	174,145	181,694
Selling and administrative	14,937	15,034	59,805	54,931
Property operating expenses	10,408	2,446	27,980	7,394
Depreciation and amortization	8,267	2,617	23,214	9,555
Impairment loss on real estate owned	20,500	—	20,500	—
Provision for loss sharing, net	10,001	3,996	24,259	11,782
Provision for credit losses, net	(5,077)	3,641	42,696	68,543
Total other expenses	101,795	74,017	372,599	333,899
Income before extinguishment of debt, (loss) gain on real estate, income (loss) from equity affiliates, and income taxes	31,600	77,696	137,798	288,224
Loss on extinguishment of debt	(601)	—	(2,919)	(412)
(Loss) gain on real estate	(4,338)	—	(9,151)	3,813
Income (loss) from equity affiliates	3,656	(1,616)	50,880	5,772
Provision for income taxes	(4,196)	(752)	(18,779)	(13,478)
Net income	26,121	75,328	157,829	283,919
Preferred stock dividends	10,342	10,342	41,369	41,369
Net income attributable to noncontrolling interest	1,204	5,160	9,033	19,278
Net income attributable to common stockholders	$14,575	$59,826	$107,427	$223,272

Basic earnings per common share	$0.07	$0.32	$0.56	$1.18
Diluted earnings per common share	$0.07	$0.32	$0.56	$1.18

Weighted average shares outstanding:
Basic	195,708,401	188,924,182	192,956,154	188,701,149
Diluted	212,479,888	205,759,307	209,733,331	205,526,610

Dividends declared per common share	$0.30	$0.43	$1.20	$1.72

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	December 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$482,875	$503,803
Restricted cash	67,347	156,376
Loans and investments, net (allowance for credit losses of $145,971 and $238,967)	11,934,248	11,033,997
Loans held-for-sale, net	409,081	435,759
Capitalized mortgage servicing rights, net	340,842	368,678
Securities held-to-maturity, net (allowance for credit losses of $17,013 and $10,846)	156,087	157,154
Investments in equity affiliates	57,966	76,312
Real estate owned, net	498,938	176,543
Due from related party	6,534	12,792
Goodwill and other intangible assets	86,553	88,119
Other assets	454,432	481,448
Total assets	$14,494,903	$13,490,981

Liabilities and Equity:
Credit and repurchase facilities	$5,149,651	$3,559,490
Securitized debt	3,468,258	4,622,489
Senior unsecured notes	2,029,078	1,236,147
Convertible senior unsecured notes	—	285,853
Junior subordinated notes to subsidiary trust issuing preferred securities	145,497	144,686
Notes payable - real estate owned	222,965	74,897
Due to related party	501	4,474
Due to borrowers	33,451	47,627
Allowance for loss-sharing obligations	97,579	83,150
Other liabilities	280,770	280,198
Total liabilities	11,427,750	10,339,011

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,683	633,684
Special voting preferred - 16,169,858 and 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 195,491,855 and 189,259,435 shares issued and outstanding	1,955	1,893
Additional paid-in capital	2,454,312	2,375,469
(Accumulated deficit) retained earnings	(136,597)	13,039
Total Arbor Realty Trust, Inc. stockholders’ equity	2,953,353	3,024,085

Noncontrolling interest	113,800	127,885
Total equity	3,067,153	3,151,970

Total liabilities and equity	$14,494,903	$13,490,981

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended December 31, 2025
	Structured Business	Agency Business	Other(1)	Consolidated
Interest income	$222,612	$13,399	$—	$236,011
Interest expense	173,046	7,226	—	180,272
Net interest income	49,566	6,173	—	55,739
Other revenue:
Gain on sales, including fee-based services, net	—	20,891	—	20,891
Mortgage servicing rights	—	19,933	—	19,933
Servicing revenue	—	45,093	—	45,093
Amortization of MSRs	—	(18,168)	—	(18,168)
Property operating income	7,319	—	—	7,319
Loss on derivative instruments, net	—	(155)	—	(155)
Other income (loss), net	2,757	(14)	—	2,743
Total other revenue	10,076	67,580	—	77,656
Other expenses:
Employee compensation and benefits	15,598	27,161	—	42,759
Selling and administrative	7,426	7,511	—	14,937
Property operating expenses	10,408	—	—	10,408
Depreciation and amortization	7,876	391	—	8,267
Impairment loss on real estate owned	20,500	—	—	20,500
Provision for loss sharing, net	—	10,001	—	10,001
Provision for credit losses, net	(6,477)	1,400	—	(5,077)
Total other expenses	55,331	46,464	—	101,795
Income before extinguishment of debt, loss on real estate, income from equity affiliates and income taxes	4,311	27,289	—	31,600
Loss on extinguishment of debt	(601)	—	—	(601)
Loss on real estate	(4,338)	—	—	(4,338)
Income from equity affiliates	3,656	—	—	3,656
Benefit from (provision for) income taxes	317	(4,513)	—	(4,196)
Net income	3,345	22,776	—	26,121
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	1,204	1,204
Net (loss) income attributable to common stockholders	$(6,997)	$22,776	$(1,204)	$14,575
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	December 31, 2025
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$124,141	$358,734	$482,875
Restricted cash	35,258	32,089	67,347
Loans and investments, net	11,934,248	—	11,934,248
Loans held-for-sale, net	—	409,081	409,081
Capitalized mortgage servicing rights, net	—	340,842	340,842
Securities held-to-maturity, net	—	156,087	156,087
Investments in equity affiliates	57,966	—	57,966
Real estate owned, net	498,938	—	498,938
Goodwill and other intangible assets	12,500	74,053	86,553
Other assets and due from related party	382,735	78,231	460,966
Total assets	$13,045,786	$1,449,117	$14,494,903

Liabilities:
Debt obligations	$10,625,053	$390,396	$11,015,449
Allowance for loss-sharing obligations	—	97,579	97,579
Other liabilities and due to related party	241,873	72,849	314,722
Total liabilities	$10,866,926	$560,824	$11,427,750

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common stockholders	$14,575	$59,826	$107,427	$223,272

Adjustments:
Net income attributable to noncontrolling interest	1,204	5,160	9,033	19,278
Income from mortgage servicing rights	(19,933)	(13,344)	(54,532)	(51,272)
Deferred tax provision (benefit)	7,305	(2,691)	3,773	(11,613)
Amortization and write-offs of MSRs	21,517	20,194	81,113	76,922
Depreciation and amortization	8,977	3,238	26,217	12,040
Loss on extinguishment of debt	601	—	2,919	412
Provision for credit losses, net	(17,701)	2,199	9,872	65,537
(Gain) loss on derivative instruments, net	(118)	4,535	(3,379)	9,212
Loss on real estate	22,303	—	27,338	—
Stock-based compensation	2,505	2,485	13,789	14,232
Distributable earnings (1)	$41,235	$81,602	$223,570	$358,020

Diluted distributable earnings per share (1)	$0.19	$0.40	$1.07	$1.74

Diluted weighted average shares outstanding (1) (2)	212,479,888	205,759,307	209,733,331	205,526,610
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when

Arbor Realty Trust Reports Fourth Quarter and Full Year 2025 Results and Declares Dividend of $0.30 per Share

February 27, 2026	Page 13

management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.